Exhibit 10.38.2

ENTERPRISE BANCORP, INC.

Nonqualified Stock Option Agreement

This Agreement made as of this (xx) day of (mmmmmm, yyyy) by and between Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), and «FirstName» «EmployeeName» (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted a program entitled “Enterprise Bancorp, Inc. [Amended and Restated 1998] [2003] Stock Incentive Plan” (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company has authorized the grant of stock options upon the terms and conditions set forth below; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has designated this stock option a nonqualified stock option in accordance with Section 5 of the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows.

1.             Grant.  Subject to the terms of the Plan and this Agreement, the Company hereby grants to the Optionee a stock option (the “Option”) to purchase from the Company «M_2004grant_» shares of its common stock, $0.01 par value per share (“Stock”). This Option is not intended to be an incentive stock option or to qualify for special federal income tax treatment under Section 422 of the Code.

2.             Exercise Price.  This Option may be exercised at the exercise price of $xx.xx per share of Stock, subject to adjustment as provided herein and in the Plan.

3.             Term and Exercisability of Option.  This Option shall expire on the earlier of mmmm dd, yyyy or the last day of the exercise period determined pursuant to subsection (c) of this Section 3. At any time before its expiration, this Option may be exercised to the extent set forth in the following schedule, provided that:

(a)           at the time of exercise the Optionee is not in violation of any employee confidentiality, noncompetition or other agreement with the Company or a Subsidiary;

(b)           the Optionee’s employment, contractual or other service relationship with the Company or a Subsidiary (“Relationship”) must be in effect on the relevant date under the schedule set forth after subparagraph (c) below in order for any scheduled increment in the exercisable portion of the Option to become effective; and

(c)           this Option may not be exercised if two months or more have elapsed following the date of termination of the Relationship between the Optionee and the Company or a Subsidiary; provided, however, that if the Relationship terminates as a result of the Optionee’s retirement, “thirty-six months” shall be substituted for “two months” in this sentence; and provided, further, that if the Relationship terminates by reason of the Optionee’s permanent and total disability (as determined by the Compensation Committee or the full Board of Directors, as the case may be, on the basis of medical advice satisfactory to it) or death, the Option must be exercised within twelve months of the Optionee’s death or disability.

4.             Method of Exercise.  Prior to its expiration and to the extent that the right to purchase shares of Stock has vested hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as Exhibit 1, stating the number of shares with respect to which this Option is being exercised and accompanied by either (a) payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan, or (b) a description of a “cashless exercise” procedure and such other documents and undertakings as are necessary to satisfy that procedure. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the exercise price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of Common Stock of the Company; provided, however, that the Compensation Committee or the full Board of Directors, as the case may be, reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice; and provided, further, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any incentive stock option, unless he has held the shares until at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

5.             Withholding Taxes.  The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy the Company’s obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

6.             Nonassignability of Option.  This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.  During the life of the Optionee, this Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel.

6.              Nonassignability of Option.  Except as otherwise provided in this Section 6, this Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.  Except as otherwise provided in this Section 6, during the life of the Optionee, this Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel.  In addition to the foregoing, the Optionee may transfer this Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family.  For purposes of this Section 6, “Immediate Family” shall mean, with respect to any Optionee, the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

7.             Compliance with Securities Act; Lock-Up Agreement.  The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

8.             Legends.  The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.

9.             Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10.           Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option to the extent it is then in effect and unexercised.

11.           Effect Upon Employment and Performance of Services.  Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

12.           Time for Acceptance.  Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within thirty days after its delivery to him, the Option and this Agreement shall be null and void.

13.           Right of Repayment.  In the event that the Optionee accepts employment with or performs services for a competitor of the Company within one year after the date of exercise of this Option or any portion of it, the Optionee shall pay to the Company an amount equal to the excess of the Fair Market Value of the shares as to which the Option was exercised on the date of exercise over the price paid for such shares; provided, however, that the Compensation Committee or the full Board of Directors, as the case may be, in its discretion may release the Optionee from the requirement to make such payment, if the Compensation Committee or the full Board of Directors, as the case may be, determines that the Optionee’s acceptance of such employment or performance of such services is not inimical to the best interests of the Company. The Company may deduct from any compensation or other amount payable by the Company to the Optionee the amount of payment due under the preceding sentence. For purposes of this Section 13, the term “Company” refers to the Company and all Subsidiaries.

14.           General Provisions.

(a)           Amendment; Waivers.  This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)           Governing Law.  This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(d)           Construction.  This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(e)           Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his address as set forth on the signature page hereof.

To the Company:	Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
Attn: Mr. James A. Marcotte

Copy to:	Edwards & Angell, LLP
101 Federal Street
Boston, Massachusetts 02110
Attn: Stephen J. Coukos, Esq.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as a sealed instrument by its officer thereunto duly authorized as of the date set forth below.

Date of grant:

ENTERPRISE BANCORP, INC.

James F Conway, III

Chairman

Compensation Committee

ACCEPTANCE

I hereby accept the foregoing Option, a nonqualified stock option, in accordance with its terms and conditions and in accordance with the terms and conditions of the Enterprise Bancorp, Inc. [Amended and Restated 1998] [2003] Stock Incentive Plan.

Date	(Signature of Optionee)

«FirstName» «EmployeeName»

Notice Address:

Date of grant: [Date]

Exhibit 2 to

Nonqualified Stock

Option Agreement

[FORM FOR EXERCISE OF NONQUALIFIED STOCK OPTION]

[SAMPLE ONLY]

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, Massachusetts 01852

RE:                              Exercise of Nonqualified Stock Option under Enterprise Bancorp, Inc. [Amended and Restated 1998] [2003] Stock Incentive Plan

Gentlemen:

I hereby elect to exercise the stock option granted to me on                         , 200     by and to the extent of purchasing                            shares of the Common Stock of Enterprise Bancorp, Inc. for the exercise price of $                             per share, subject to the terms and conditions of the Nonqualified Stock Option Agreement between myself and Enterprise Bancorp, Inc. dated as of                     , 200     (the “Agreement”).

Enclosed please find payment, in cash or in such other property as is permitted under the Enterprise Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”), of the purchase price for the shares.  If I am making payment of any part of the purchase price by delivery of shares of stock of Enterprise Bancorp, Inc., I hereby confirm that I have investigated and considered the possible income tax consequences of making such payments in that form.

I hereby agree to provide to Enterprise Bancorp, Inc. an amount sufficient to satisfy its obligation to withhold certain taxes, in accordance with the Agreement.

I further agree to any securities lock-up agreement between one or more underwriters and shareholders of the Company who are officers or employees of the Company or a Subsidiary, and any successor to that agreement, with regard to the shares acquired upon this exercise of my stock option.

I hereby specifically confirm to Enterprise Bancorp, Inc. that I am acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Plan and the Agreement.

Very truly yours,

Date	(Signed by or other party duly
exercising option)